AMENDMENT TO THE MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, signed as of the last date in the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of July 1, 2016, as amended (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS
WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the Exhibit for Deepwater Asset Management, LLC and its corresponding fee schedule; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, the Exhibit for Deepwater Asset Management, LLC attached hereto is hereby added to the Agreement.

2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

MANAGER DIRECTED PORTFOLIOS    U.S. BANCORP FUND SERVICES, LLC

By: /s/ Amber C. Kopp
_Name: _Amber C. Kopp
Title:    _Secretary

By: /s/ Gregory Farley     Name: Gregory Farley     Title: Senior Vice President
Date:     11/7/25        Date: November 7, 2025

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Exhibit for Deepwater Asset Management, LLC to the Administration Servicing Agreement - Manager Directed Portfolios

Name of Series
Deepwater Beachfront Small Cap ETF
Regulatory Administration Services - in support of external legal counsel
■New fund launch – $ per fund or as negotiated
■Ongoing Annual Regulatory Administration Services, including supplements –
o$ for first three active or inactive funds in same statutory prospectus
o$ for each additional active or inactive fund in the same statutory prospectus
■Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
■Postage, if necessary
■Federal and state regulatory filing fees
■Expenses from Board of Trustee meetings
■Third party auditing and legal expenses
■EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
■All other Miscellaneous expenses
Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Deepwater Asset Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Funds 1-5	First $250m
Funds 6-10	Next $250m
Funds 11+	Next $2b
Balance
Annual Minimum per Fund2    Basis Points on Trust AUM2

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Base Fee for ETF Services
Annual Fee per fund
ETF Order Management    $ per fund
ETF Transfer Agency    $ per order (Create or Redeem)

Basket Creation
Equities/Cash     International Securities/Derivatives bps
Fixed AP Fee    TBD/fund Optional Services
ETF Stock Splits    $
ETF Liquidation    $
ETF Slippage Calculations    $/Fund/Year

See APPENDIX A for Services and Associated Fees in addition to the Base Fee See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

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APPENDIX A
Accounting, Administration Services (in addition to the Base Fee) Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)

■$ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$– Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
■$ – Bank Loans
■Derivative Instruments are generally charged at the following rates:
o$ – Interest Rate Swaps, Foreign Currency Swaps
o$ – Swaptions
o$ – Credit Default Swaps
■$ Intraday money market funds pricing, up to 3 times per day
■$ per Month Manual Security Pricing (>25per day)

Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
■$ per Foreign Equity Security per Month for Corporate Action Services
■$ per Domestic Equity Security per Month for Corporate Action Services
■$ per CMO and Asset Backed Security per Month / $ for ETF Funds per month for Factor Services
■$ per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
■$ per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
■$ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

■

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Index Service Fees
•$ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFRI Indexes
•$ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

Trust Chief Compliance Officer Annual Fee
■$ for the first fund (subject to Board approval)
■$ for each additional fund 2-5 (subject to change based on Board review and approval)
■$ for each fund over 5 funds
■$ per sub-adviser per fund (capped at $ per sub-adviser over the fund complex)
■Per adviser relationship, and subject to change based upon board review and approval
■
SEC Modernization Requirements
■Form N-PORT – $ per year, per Fund
■Form N-CEN – $ per year, per Fund
■Tailored shareholder reporting - $ per year, per Fund (first class), $ per year for each additional class

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$ per year, per Fund
Section 15(c) Reporting
■$ per fund per standard reporting package*
■*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
■Additional 15c reporting is subject to additional charges

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■Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

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APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$ per trust per year - Base fee
■Additional fee of $ per fund per year

Offering	Price per Fund per Month
Limited Derivatives User
Full Derivatives User (no OTC derivatives)
Full Derivative User (with 1-5 OTC derivatives)
Full Derivative User (with 5 or more OTC derivatives)
Closed Fund Data Maintenance Fee
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

*Additional fees may apply from index providers Fees for Special Situation:
■Fee will be accessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less
More than 5% but less than 25%
25% or more
■Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were

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previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

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Digital Board Materials:

Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee
Per User Fee[2]
Per Separate Committee[3] Fee
1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025
2 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee
■1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
C- Corp Administrative Services
■1940 Act C-Corp – U.S. Bank Fee Schedule plus $
■1933 Act C-Corp – U.S. Bank Fee Schedule plus $
Controlled Foreign Corporation (CFC)
■U.S. Bank Fee Schedule plus $
Optional Tax Services:
■Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) –
$ per year
■Additional Capital Gain Dividend Estimates – (First two included in core services) – $ per additional estimate
■State tax returns - (First two included in core services) – $ per additional return
Tax Reporting – C-Corporations Federal Tax Returns
■Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $
■Prepare Federal and State extensions (If Applicable) – Included in the return fees
■Prepare provision estimates – $ Per estimate
State Tax Returns

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■Prepare state income tax returns for funds and blocker entities – $ per state return

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•Sign state income tax returns – $ per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $ per fund

Advisor’s signature below acknowledges approval of the above fee schedule. Deepwater Asset Management, LLC

By: _/s/Joseph C Robillard         Name: Joseph C Robillard
Title:
Date:

Managing Member
11/5/2025

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